UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 25, 2024

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of DURECT Corporation (the “Company”), held online via live audio webcast on September 25, 2024, the Company’s stockholders approved an amendment and restatement of the Company’s 2000 Stock Plan (as amended and restated, the “Amended Stock Plan”) to increase the number of shares of the Company’s common stock available for issuance by 2,000,000 shares and to extend the term so that the Amended Stock Plan will terminate on the date that is ten years following stockholder approval of the Amended Stock Plan (i.e., September 25, 2034).

A more complete summary of the material terms of the Amended Stock Plan is set forth in “Proposal No. 4 - Approval of the Amendment and Restatement of the 2000 Stock Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on August 12, 2024 (the “Proxy Statement”), which description is incorporated by reference herein. The summary in the Proxy Statement and above description of the amendment of the Amended Stock Plan do not purport to be complete and are qualified in their entirety by the full text of the Amended Stock Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company held online via live audio webcast on September 25, 2024, there were 22,163,186 shares represented to vote either in person or by proxy, or 71.4% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Mohammad Azab, James E. Brown and Gail M. Farfel were elected as Class III directors to serve until the 2027 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified or, if sooner, until their earlier deaths, resignations, or removals. The voting for each director was as follows:

	For	Withheld	Broker Non-Votes
Mohammad Azab	6,505,722	538,023	15,119,441
James E. Brown	6,281,190	762,555	15,119,441
Gail M. Farfel	6,448,037	595,708	15,119,441

Proposal 2: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 350,000,000

The Charter Amendment was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
19,164,468	2,608,324	390,394	–

Proposal 3: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of officers to the extent permitted by the Delaware General Corporation Law

The amendment to our Certificate of Incorporation to provide for exculpation of officers to the extent permitted by the Delaware General Corporation Law was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
5,798,260	1,176,929	68,556	15,119,441

Proposal 4: Approval of an amendment and restatement of the Company’s 2000 Stock Plan to increase the number of shares of the Company’s Common Stock available for issuance pursuant to the plan by 2,000,000 shares and to extend the plan’s term for ten years from the date of the 2024 Annual Meeting

The Amended Stock Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
5,794,670	1,016,548	232,527	15,119,441

Proposal 5: Say on Pay – A non-binding, advisory vote on the approval of executive compensation

The compensation of the Company’s named executive officers was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain	Broker Non-Votes
5,895,423	913,798	234,524	15,119,441

Proposal 6: Ratification of Appointment of the Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year

The appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for fiscal year 2024 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Votes
21,429,526	664,616	69,044	–

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	DURECT Corporation 2000 Stock Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: September 26, 2024	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer